UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 31, 2015
(Date of Earliest Event Reported)

LINCOLN EDUCATIONAL SERVICES CORPORATION

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Executive Drive, Suite 340, West Orange, New Jersey  07052

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2015, Lincoln Educational Services Corporation (the “Company”) and its wholly-owned subsidiaries (collectively, the “Borrowers”) entered into an amendment (the “Amendment”) of the Credit Agreement dated as of July 31, 2015 (the “Credit Agreement”) among the Borrowers, its lenders Alostar Bank of Commerce, HPF Holdco, LLC and Rushing Creek 4, LLC, and HPF Service, LLC, in its capacity as administrative agent and collateral agent (the “Agent”).

The Amendment allows a temporary reduction of the Borrowers’ minimum cash requirements to accommodate the payment of a $5 million lease termination fee paid by the Company on December 31, 2015 to its landlord in connection with the early termination of a lease agreement under which the Company’s wholly-owned subsidiary NN Acquisition, LLC leased property in Hartford, Connecticut used as a culinary arts school by the Borrowers for a term continuing through July 31, 2031 (the “Lease Termination Transaction”).  The terminated lease agreement was replaced with a short-term lease agreement in order to allow students currently enrolled at the school to complete their course of study.

The Amendment reduces the $27 million of Unrestricted Cash (as defined in the Credit Agreement) required to be maintained by the Borrowers as of the fiscal quarter ended December 31, 2015 by an amount equal to the lesser of (i) $5 million and (ii) the aggregate amount of verified out of pocket costs (including lease termination fees) incurred by the Borrowers on or prior to December 31, 2015 in connection with the Lease Termination Transaction.  The Amendment reduces the amount of Unrestricted Cash required to be maintained as of December 31, 2015 only and does not reduce the amount of Unrestricted Cash required to be maintained as of any other fiscal quarter end.

The Amendment requires the Borrowers to deliver to the Agent on or before February 25, 2016 a certificate from the chief financial officer of the Company, which indicates, and contains a detailed calculation of, the Company’s composite score as of December 31, 2015 under the factors of financial responsibility set forth in 34 C.F.R. Part 668, Subpart L.  If the certificate indicates that the Company’s composite score is less than 1.5, the Borrowers must make a prepayment of $5 million of the principal amount of the term loans outstanding under the Credit Agreement on or prior to February 26, 2016.  The prepayment must be accompanied by the applicable prepayment premium and accrued interest.  If the certificate reflects a composite score of 1.5 or more and, for any reason, the Company’s composite score as of December 31, 2015 is later determined to be less than 1.5, the Borrowers must, within three business days of such determination, make a prepayment of $5 million of the principal amount of the term loans outstanding under the Credit Agreement, together with the applicable prepayment premium and accrued interest.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit	Description

10.1
First Amendment to Credit Agreement dated as of December 31, 2015 among Lincoln Educational Services Corporation and its wholly-owned subsidiaries, the Lenders party thereto, and HPF Service, LLC, as Administrative Agent and Collateral Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2016

LINCOLN EDUCATIONAL SERVICES CORPORATION

	By:	/s/ Brian K. Meyers
Name: Brian K. Meyers
Title: CFO